UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road Palo Alto, California 94304
(Address of principal executive offices)

(650) 681-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 17, 2016, Tesla Motors, Inc. (“Tesla”) held a special meeting of stockholders (the “Special Meeting”) relating to Tesla’s proposed acquisition of SolarCity Corporation (“SolarCity”) pursuant to the terms of the Agreement and Plan of Merger, dated as of July 31, 2016 (the “Merger Agreement”), among Tesla, SolarCity and D Subsidiary, Inc., a wholly owned subsidiary of Tesla (“Merger Sub”), pursuant to which Merger Sub will merge with and into SolarCity (the “Merger”), with SolarCity surviving as a wholly owned subsidiary of Tesla. At the Special Meeting, Tesla’s stockholders voted on the following matters: (1) a proposal to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger and the issuance of Tesla common stock, par value $0.001 per share (“Tesla Common Stock”), in connection with the Merger (the “Tesla Share Issuance,” and such proposal, the “Tesla Merger and Share Issuance Proposal”), and (2) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there were not sufficient votes to approve the Tesla Merger and Share Issuance Proposal (the “Tesla Adjournment Proposal”).

Approval of the Tesla Merger and Share Issuance Proposal required (1) pursuant to the NASDAQ Stock Market Rules, the affirmative vote of the holders of a majority of the total votes of shares of Tesla Common Stock cast in person or by proxy at the Special Meeting to approve the Tesla Share Issuance, and (2) pursuant to the Merger Agreement, the affirmative vote of the holders of a majority of the shares of Tesla Common Stock not owned, directly or indirectly, by the directors and named executive officers of SolarCity, including Messrs. Elon Musk, Antonio Gracias and Jeffrey B. Straubel and certain of their affiliates (such stockholders, the “Excluded Tesla Parties”), cast in person or by proxy at the Special Meeting.

Approval of the Tesla Adjournment Proposal required the affirmative vote of the holders of a majority of the total votes of shares of Tesla Common Stock present or represented by proxy at the Special Meeting.

As of September 23, 2016, the record date for the Special Meeting, there were 149,792,626 shares of Tesla Common Stock outstanding and entitled to vote at the Special Meeting. Excluding shares held or voted by the Excluded Tesla Parties, there were 118,044,090 shares of Tesla Common Stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 113,174,058 shares of Tesla Common Stock were present in person or represented by proxy, constituting a quorum to conduct business.

The stockholders of Tesla approved the Tesla Merger and Share Issuance Proposal. Although sufficient votes were received to approve the Tesla Adjournment Proposal, no motion to adjourn was made because the Tesla Merger and Share Issuance Proposal was approved. The results of the stockholder vote are reported below:

(1)	With respect to the approval of the Tesla Merger and Share Issuance Proposal, the votes, including shares held by the Excluded Tesla Parties, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,537,323	12,067,314	569,421	0

With respect to the approval of the Tesla Merger and Share Issuance Proposal, the votes, excluding shares held by the Excluded Tesla Parties, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,788,787	12,067,314	569,421	0

The votes cast in favor of the Tesla Merger and Share Issuance Proposal constituted approximately 85.1% of all votes cast in person or by proxy at the Special Meeting, excluding shares held or voted by the Excluded Tesla Parties.

(2)	With respect to the approval of the Tesla Adjournment Proposal, the votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,069,085	11,385,376	719,597	0

Item 8.01	Other Events.

On November 17, 2016, Tesla published a post on its website blog announcing the results of the stockholder vote at the Special Meeting. A copy of the blog post is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Blog Post, dated November 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TESLA MOTORS, INC.

Date: November 18, 2016	By:	/s/ Todd A. Maron
	Name:	Todd A. Maron
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Blog Post, dated November 17, 2016.